ELI LILLY AND COMPANY








                                 BY-LAWS










                             As Amended through

                            December 20, 1993

                      ELI LILLY AND COMPANY

                              BY-LAWS

                              INDEX

                            ARTICLE I

                         The Shareholders


                                                         Page

Section 1.0. Annual Meetings..............................1
Section 1.1. Special Meetings.............................1
Section 1.2. Time and Place of Meetings...................1
Section 1.3. Notice of Meetings...........................1
Section 1.4. Quorum.......................................1
Section 1.5. Voting.......................................1
Section 1.6. Voting Lists.................................2
Section 1.7. Fixing of Record Date........................2


                         ARTICLE II

                     Board of Directors

Section 2.0. General Powers...............................2
Section 2.1. Number and Qualifications....................2
Section 2.2. Classes of Directors and Terms...............3
Section 2.3. Election of Directors........................3
Section 2.4. Meetings of Directors........................3
             a. Annual Meetings...........................3
             b. Regular Meetings..........................3
             c. Special Meetings..........................3
Section 2.5. Quorum and Manner of Acting..................4
Section 2.6  Resignations.................................4
Section 2.7. Removal of Directors ........................4
Section 2.8. Action without a Meeting ....................4
Section 2.9. Attendance and Failure to Object.............4
Section 2.10.Special Standing Committees..................5
Section 2.11.Appointment of Auditors......................5
Section 2.12.Transactions with Corporation................5
Section 2.13.Compensation of Directors....................5

                        ARTICLE III

                          Officers

Section 3.0. Officers, General Authority and Duties.......6
Section 3.1. Election, Term of Office, Qualifications   ..6
Section 3.2. Other Officers, Election or Appointment......6
Section 3.3. Resignation..................................6
Section 3.4. Removal......................................7
Section 3.5. Vacancies....................................7
Section 3.6. Honorary Chairman of the Board of Directors..7
Section 3.7. Chairman of the Board of Directors...........7
Section 3.8. President....................................7
Section 3.9  Executive Vice Presidents....................7
Section 3.10 Group Vice Presidents........................7
Section 3.11 Vice Presidents..............................7
Section 3.12 Secretary....................................7
Section 3.13.Assistant Secretaries........................8
Section 3.14.Chief Financial Officer......................8
Section 3.15.Treasurer....................................8
Section 3.16.Assistant Treasurers.........................9
Section 3.17.Chief Accounting Officer.....................9
Section 3.18.General Counsel..............................9
Section 3.19.Other Officers or Agents.....................9
Section 3.20.Compensation.................................9
Section 3.21.Surety Bonds.................................10


                         ARTICLE IV

            Execution of Instruments and Deposit
                     of Corporate Funds

Section 4.0. Execution of Instruments Generally...........10
Section 4.1. Notes, Checks, Other Instruments ............10
Section 4.2. Proxies......................................10


                         ARTICLE V

                           Shares


Section 5.0. Certificates for Shares .....................10
Section 5.1. Transfer of Shares ..........................11
Section 5.2. Regulations..................................11
Section 5.3. Transfer Agents and Registrars...............11
Section 5.4. Lost or Destroyed Certificates...............11
Section 5.5. Redemption of Shares Acquired in Control Share
     Acquisitions.........................................11


                         ARTICLE VI

                       Miscellaneous

Section 6.0. Corporate Seal...............................12
Section 6.1. Fiscal Year..................................12
Section 6.2. Amendment of By-laws.........................12

                             BY-LAWS

                               of

                      ELI LILLY AND COMPANY

                    (An Indiana Corporation)


                            ARTICLE I

                        The Shareholders

     SECTION 1.0. Annual Meetings. The annual meeting of the shareholders of the Corporation for the election of directors and for the transaction of such other business as properly may come before the meeting shall be held on the third Monday in April in each year, if not a legal holiday, or, if a legal holiday, then on the next succeeding day not a legal holiday.


     SECTION 1.1.   Special  Meetings.   Special meetings  of the
shareholders may be called at any time by the Board of Directors, the Chairman of the Board of Directors, or the President.


     SECTION 1.2. Time and Place of Meetings. Each meeting of the shareholders shall be held at such time of day and place, either within or without the State of Indiana, as shall be determined by the Board of Directors. Each adjourned meeting of the shareholders shall be held at such time and place as may be provided in the motion for adjournment.


     SECTION 1.3. Notice of Meetings. The Secretary shall cause a written or printed notice of the place, day and hour and the purpose or purposes of each meeting of the shareholders to be delivered or mailed at least ten (10) but not more than sixty
(60) days prior to the meeting, to each shareholder of record entitled to vote at the meeting, at the shareholder's post office address as the same appears on the records maintained by the Corporation. Notice of any such shareholders meeting may be waived by any shareholder by delivering a written waiver to the Secretary before or after such meeting. Attendance at any meeting in person or by proxy when the instrument of proxy sets forth in reasonable detail the purpose or purposes for which the meeting is called, shall constitute a waiver of notice thereof. Notice of any adjourned meeting of the shareholders of the Corporation shall not be required to be given unless otherwise required by statute.


     SECTION 1.4. Quorum. At any meeting of the shareholders a majority of the outstanding shares entitled to vote on a matter at such meeting, represented in person or by proxy, shall constitute a quorum for action on that matter. In the absence of a quorum, the holders of a majority of the shares entitled to vote present in person or by proxy, or, if no shareholder entitled to vote is present in person or by proxy, any officer entitled to preside at or act as Secretary of such meeting, may adjourn such meeting from time to time, until a quorum shall be present. At any such adjourned meeting at which a quorum may be present any business may be transacted which might have been transacted at the meeting as originally called.


     SECTION 1.5.   Voting.   Except  as  otherwise  provided  by
statute or by the Articles of Incorporation, at each meeting of the shareholders each holder of shares entitled to vote shall have the right to one vote for each share standing in the shareholder's name on the books of the Corporation on the record date fixed for the meeting under Section 1.7. Each shareholder entitled to vote shall be entitled to vote in person or by proxy executed in writing (which shall include telegraphing, cabling,
or  facsimile   transmission)  by   the  shareholder  or  a  duly
authorized attorney in fact. The vote of shareholders approving any matter to which the provisions of Article 9(c) or 9(d) or
Article 13 of the Articles of Incorporation or of a statute are applicable shall require the percentage of affirmative vote therein specified. All other matters, except the election of directors, shall require that the votes cast in favor of the matter exceed the votes cast opposing the matter at a meeting at which a quorum is present. In the event that more than one group of shares is entitled to vote as a separate voting group, the vote of each group shall be considered and decided separately.


     SECTION 1.6. Voting Lists. The Secretary shall make or cause to be made, after a record date for a meeting of shareholders has been fixed under Section 1.7 and at least five (5) days before such meeting, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of each such shareholder and the number of shares so entitled to vote held by each which list shall be on file at the principal office of the Corporation and subject to inspection by any shareholder entitled to vote at the meeting. Such list shall be produced and kept open at the time and place of the meeting and subject to the inspection of any such shareholder during the holding of such meeting or any adjournment. Except as otherwise required by law, such list shall be the only evidence as to who are the shareholders entitled to vote at any meeting of the shareholders. In the event that more than one group of shares is entitled to vote as a separate voting group at the meeting, there shall be a separate listing of the shareholders of each group.


     SECTION 1.7. Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors shall fix in advance a date as the record date for any such determination of shareholders, not more than seventy
(70) days prior to the date on which the particular action requiring this determination of shareholders is to be taken. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, the determination shall, to the extent permitted by law, apply to any adjournment thereof.


                           ARTICLE II

                       Board of Directors

     SECTION 2.0. General Powers. The property, affairs and business of the Corporation shall be managed under the direction of the Board of Directors.


     SECTION 2.1. Number and Qualifications. The number of directors which shall constitute the whole Board of Directors shall be sixteen (16), which number may be either increased or diminished by resolution adopted by not less than a majority of the directors then in office; provided that the number may not be diminished below nine (9) and no reduction in number shall have the effect of shortening the term of any incumbent director. In the event that the holders of shares of preferred stock become entitled to elect two directors, the number of directors and the minimum number of directors shall be increased by two. Neither ownership of stock of the Corporation nor residence in the State of Indiana shall be required as a qualification for a director.

     SECTION 2.2. Classes of Directors and Terms. The directors shall be divided into three classes as nearly equal in number as possible. Except as provided in Article 9 of the Articles of Incorporation fixing one, two, and three year terms for the initial classified board, each class of directors shall be elected for a term of three (3) years. In the event of vacancy, either by death, resignation, or removal of a director, or by reason of an increase in the number of directors, each replacement or new director shall serve for the balance of the term of the class of the director he or she succeeds or, in the event of an increase in the number of directors, of the class to which he or she is assigned. All directors elected for a term shall continue in office until the election and qualification of their respective successors, their death, their resignation in accordance with Section 2.6, their removal in accordance with
Section 2.7, or if there has been a reduction in the number of directors and no successor is to be elected, until the end of the term.

     Directors elected by preferred shareholders voting as a class shall not be members of any of the foregoing classes and shall hold office until the next annual meeting of shareholders.


     SECTION 2.3. Election of Directors. At each annual meeting of shareholders, the class of directors to be elected at the meeting shall be chosen by a plurality of the votes cast by the holders of shares entitled to vote in the election at the meeting, provided a quorum is present. The election of directors by the shareholders shall be by written ballot if directed by the chairman of the meeting or if the number of nominees exceeds the number of directors to be elected.

     Any vacancy on the Board of Directors shall be filled by the affirmative vote of a majority of the remaining directors.

     If the holders of preferred stock are entitled to elect two directors, those directors shall be elected by a plurality of the votes cast by the holders of shares of preferred stock entitled to vote in the election at the meeting, provided a quorum is present, voting separately as a class.


     SECTION 2.4. Meetings of Directors.

     a. Annual Meeting. Unless otherwise provided by resolution of the Board of Directors, the annual meeting of the Board of Directors shall be held at the place of and immediately following the annual meeting of shareholders, for the purpose of organization, the election of officers and the transaction of such other business as properly may come before the meeting. No notice of the meeting need be given, except in the case an amendment to the By-laws is to be considered.

     b. Regular Meetings. The Board of Directors by resolution may provide for the holding of regular meetings and may fix the times and places (within or outside the State of Indiana) at which those meetings shall be held. Notice of regular meetings need not be given except when an amendment to the By-laws is to be considered. Whenever the time or place of regular meetings shall be fixed or changed, notice of this action shall be mailed promptly to each director not present when the action was taken, addressed to the director at his or her residence or usual place of business.

     c. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President and shall be called by the Secretary at the request of any three (3) directors. Except as otherwise required by statute, notice of each special meeting shall be mailed to each director at his or her residence or usual place of business at least three
(3) days before the day on which the meeting is to be held, or shall be sent to the director at such place by telegram, facsimile transmission, or cable, or telephoned or personally delivered, not later than the day before the day on which the meeting is to be held. The notice shall state the time and place (which may be within or outside the State of Indiana) of the meeting but, unless otherwise required by statute, the Articles of Incorporation or the By-laws, need not state the purposes thereof.

     Notice of any meeting need not be given to any director, however, who shall attend the meeting, or who shall waive notice thereof, before, at the time of, or after the meeting, in a writing signed by the director and delivered to the Corporation. No notice need be given of any meeting at which every member of the Board of Directors shall be present.


     SECTION 2.5. Quorum and Manner of Acting. A majority of the actual number of directors established pursuant to Section 2.1, from time to time, shall be necessary to constitute a quorum for the transaction of any business except the filling of vacancies on the Board of Directors under Section 2.3 or voting on a conflict of interest transaction under Section 2.12. The act of a majority of the directors present at a meeting at which a quorum is present, shall be the act of the Board of Directors, unless the act of a greater number is required by statute, by the Articles of Incorporation, or by the By-laws. Under the provisions of Article 13 of the Articles of Incorporation, certain actions by the Board of Directors therein specified require not only approval by the Board of Directors, but also approval by a majority of the Continuing Directors, as therein defined. Any or all directors may participate in a meeting of the Board of Directors by means of a conference telephone or similar communications equipment by which all persons participating in the meeting may simultaneously hear each other, and participation in this manner shall constitute presence in person at the meeting. In the absence of a quorum, a majority of the directors present may adjourn the meeting from time to time until a quorum shall be present. No notice of any adjourned meeting need be given.


     SECTION 2.6. Resignations. Any director may resign at any time by giving written notice of resignation to the Board of Directors, the Chairman of the Board, the President, or the Secretary. Unless otherwise specified in the written notice, the resignation shall take effect upon receipt thereof.


     SECTION 2.7. Removal of Directors. Any director, other than a director elected by holders of preferred stock voting as a class, may be removed from office at any time but only for cause and only upon the affirmative vote of at least 80% of the votes entitled to be cast by holders of all of the outstanding shares of Voting Stock (as defined in Article 13 of the Articles of Incorporation), voting together as a single class.


     SECTION 2.8. Action without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if taken by all members of the Board of Directors or such committee, as the case may be, evidenced by a written consent signed by all such members and effective on the date, either prior or subsequent to the date of the consent, specified in the written consent, or if no effective date is specified in the written consent, the date on which the consent is filed with the minutes of proceedings of the Board of Directors or committee.


     SECTION 2.9. Attendance and Failure to Object. A director, who is present at a meeting of the Board of Directors, at which action on any corporate matter is taken, shall be presumed to have assented to the action taken, unless (a) the director's dissent shall be entered in the minutes of the meeting, (b) the director shall file a written dissent to such action with the Secretary of the meeting before adjournment thereof, or (c) the director shall forward such dissent by registered mail to the Secretary immediately after adjournment of the meeting. The right of dissent provided for by the preceding sentence shall not be available, in respect of any matter acted upon at any meeting, to a director who voted in favor of such action.


     SECTION 2.10. Special Standing Committees. The Board of Directors, by resolution adopted by a majority of the actual number of directors elected and qualified, may designate from among its members one or more committees. Such committees shall have those powers of the Board of Directors which may by law be delegated to such committees and are specified by resolution of the Board of Directors.


     SECTION 2.11. Appointment of Auditors. The Board of Directors, prior to each annual meeting of shareholders, shall appoint a firm of independent public accountants as auditors of the Corporation. Such appointment shall be submitted to the shareholders for ratification at the annual meeting next following such appointment. Should the holders of a majority of the outstanding shares entitled to vote fail to ratify the appointment of any firm as auditors of the Corporation, or should the Board of Directors for any reason determine that any such appointment be terminated, the Board of Directors shall appoint another firm of independent public accountants to act as auditors of the Corporation and such appointment shall be submitted to the shareholders for ratification at the annual or special shareholders meeting next following such appointment.


     SECTION 2.12. Transactions with Corporation. No transaction with the Corporation in which one or more of its directors has a direct or indirect interest shall be either void or voidable because of such interest or because such director or directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such transaction or because the votes of such director or directors are counted for such purposes, if:

     (a) the material facts of the transaction and the director's interest are disclosed or known to the Board of Directors or committee which authorizes, approves, or ratifies the transaction by the affirmative vote or consent of a majority of the directors (or committee members) who have no direct or indirect interest in the transaction and in any event, of at least two directors (or committee members);

     (b) the material facts of the transaction and the director's interest are disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such transaction by vote; or

     (c) the transaction is fair to the Corporation.

     If a majority of the directors or committee members who have no direct or indirect interest in the transaction vote to authorize, approve, or ratify the transaction, a quorum is present for purposes of taking action under this section.


     SECTION 2.13. Compensation of Directors. The Board of Directors is empowered and authorized to fix and determine the compensation of directors and additional compensation for such additional services any of such directors may perform for the Corporation.


                           ARTICLE III

                            Officers


     SECTION 3.0. Officers, General Authority and Duties. The officers of the Corporation shall be a Chairman of the Board, a President, two (2) or more Vice Presidents, a Secretary, a Chief Financial Officer, a Treasurer, a Chief Accounting Officer, and such other officers as may be elected or appointed in accordance with the provisions of Section 3.2. One or more of the Vice Presidents may be designated by the Board to serve as Executive Vice Presidents or Group Vice Presidents. Any two (2) or more offices may be held by the same person. All officers and agents of the Corporation, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as may be provided in the By-laws or as may be determined by resolution of the Board of Directors not inconsistent with the Bylaws.


     SECTION 3.1. Election, Term of Office, Qualifications. Each officer (except such officers as may be appointed in accordance with the provisions of Section 3.2. of this Article III) shall be elected by the Board of Directors at each annual meeting. Each such officer (whether elected at an annual meeting of the Board of Directors or to fill a vacancy or otherwise) shall hold office until the officer's successor is chosen and qualified, or until death, or until the officer shall resign in the manner provided in
Section 3.3. or be removed in the manner provided in Section 3.4. The Chairman of the Board and the President shall be chosen from among the directors. Any other officer may but need not be a director of the Corporation. Election or appointment of an officer or agent shall not of itself create contract rights.


     SECTION 3.2. Other Officers, Election or Appointment. The Board of Directors from time to time may elect such other officers or agents (including one or more Assistant Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, a Controller, and one or more Assistant Controllers) as it may deem necessary or advisable. The Board of Directors may delegate to any officer the power to appoint any such officers or agents and to prescribe their respective terms of office, powers and duties.


     SECTION 3.3. Resignation. Any officer may resign at any time by giving written notice of such resignation to the Board of Directors, the Chairman of the Board, the President or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof and unless otherwise specified in it, the acceptance of the resignation shall not be necessary to make it effective.


     SECTION 3.4. Removal. The officers specifically designated in Section 3.0. may be removed, either for or without cause, at any meeting of the Board of Directors called for the purpose, by the vote of a majority of the actual number of directors elected and qualified. The officers and agents elected or appointed in accordance with the provisions of Section 3.2. may be removed, either for or without cause, at any meeting of the Board of Directors at which a quorum be present, by the vote of a majority of the directors present at such meeting, by any superior officer upon whom such power of removal shall have been conferred by the Board of Directors, or by any officer to whom the power to appoint such officer has been delegated by the Board of Directors pursuant to Section 3.2. Any removal shall be without prejudice to the contract rights, if any, of the person so removed.


     SECTION 3.5. Vacancies. A vacancy in any office by reason of death, resignation, removal, disqualification or any other cause, may be filled by the Board of Directors or by an officer authorized under Section 3.2. to appoint to such office.


     SECTION 3.6. Honorary Chairman of the Board of Directors. The Board of Directors may elect or appoint an Honorary Chairman of the Board of Directors, who shall be vested with and shall perform all such powers and duties as may be prescribed by the Board.


     SECTION 3.7. Chairman of the Board of Directors. The Chairman of the Board shall be the chief executive officer of the Corporation and, subject to the control of the Board of Diectors, shall have general supervision over the management and direction of the business of the Corporation. He or she shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chairman of the Board shall preside at all meetings of the shareholders and of the Board of Directors if present and shall have such powers and perform such duties as are assigned to him by the By-laws and by the Board of Directors. He or she shall, in the abence or incapacity of the President, perform all the duties and the functions and exercise the powers of the President. The Chairman shall be chosen by the Board of Directors at each annual meeting from among the directors and shall serve until a successor is chosen and qualified, or until resignation or death.


     SECTION 3.8. President. The President shall have such powers and perform such duties as are assigned to him by the Board of Directors. The President shall, in the absence or incapacity or the Chairman of the Board, perform all the duties and functions and exercise the powers of the Chairman of the Board.

     SECTION 3.9. Executive Vice Presidents. Each Executive Vice President shall have such powers and perform such duties as may be assigned to him or her by the Chairman of the Board, the President or the Board of Directors. In the case of the death or incapacity of the Chairman of the Board and the President, the Executive Vice Presidents, if one or more be designated, shall, in the order of their seniority in office as Executive Vice Presidents, perform the duties and exercise the powers of the President.

     SECTION 3.10. Group Vice Presidents. Each Group Vice President shall perform such duties and have such powers as may be assigned to him or her by the Chairman of the Board, the President or the Board of Directors. In the case of the death or incapacity of the Chairman of the Board, President and the Executive Vice Presidents, the Group Vice Presidents shall, in the order of their seniority in office as Group Vice Presidents, perform the duties and exercise the powers of the President unless otherwise ordered by the Board of Directors.


     SECTION 3.11. Vice Presidents. Each Vice President shall perform such duties and have such powers as may be assigned to him or her by the Chairman of the Board, the President or the Board of Directors.


     SECTION 3.12. Secretary. The Secretary shall:

     (a) record all the proceedings of the meetings of the shareholders and Board of Directors in books to be kept for such purposes;

     (b) cause all notices to be duly given in accordance with the provisions of these By-laws and as required by statute;

     (c) be custodian of the Seal of the Corporation, and cause such Seal to be affixed to all certificates representing shares of the Corporation prior to the issuance thereof (subject, however, to the provisions of Section 5.0) and to all instruments the execution of which on behalf of the Corporation under its Seal shall have been duly authorized in accordance with these By-laws;

     (d)  subject   to  the   provisions  of  Section  5.0,  sign
certificates representing shares of the Corporation the issuance of which shall have been authorized by the Board of Directors;
and

     (e) in general, perform all duties incident to the office of Secretary and such other duties as are given to the Secretary by these By-laws or as may be assigned to him or her by the Chairman of the Board, the President or the Board of Directors.


     SECTION  3.13.   Assistant   Secretaries.   Each   Assistant
Secretary shall assist the Secretary in his or her duties, and shall perform such other duties as the Board of Directors may from time  to time  prescribe or the Chairman of the Board or the
President may from time to time delegate.   At  the request of
the Secretary, any Assistant Secretary may temporarily act in the Secretary's place in the performing of part or all of the duties of the Secretary. In the case of the death of the Secretary, or in the case of the Secretary's absence or inability to act without having designated an Assistant Secretary to act temporarily in his or her place, the Assistant Secretary who is to perform the duties of the Secretary shall be designated by the Chairman of the Board, the President or the Board of Directors.


     SECTION 3.14.  Chief Financial Officer.  The Chief Financial
Officer shall:

     (a) have supervision over and be responsible for the funds, securities, receipts, and disbursements of the Corporation;

     (b) cause to be kept at the principal business office of the Corporation and preserved for review as required by law or regulation records of financial transactions and correct books of account using appropriate accounting principles;

     (c)  be   responsible  for  the  establishment  of  adequate
internal control over the transactions and books of account of the Corporation;

     (d) be responsible for rendering to the proper officers and the Board of Directors upon request, and to the shareholders and other parties as required by law or regulation, financial statements of the Corporation; and

     (e) in general perform all duties incident to the office and such other duties as are given by the By-laws or as may be assigned by the Chairman of the Board, the President or the Board of Directors.


     SECTION 3.15. Treasurer. The Treasurer shall:

     (a) have charge of the funds, securities, receipts and disbursements of the Corporation;

     (b) cause the moneys and other valuable effects of the Corporation to be deposited in the name and to the credit of the Corporation in such banks or trust companies or with such bankers or other depositories as shall be selected in accordance with resolutions adopted by the Board of Directors;

     (c) cause the funds of the Corporation to be disbursed from the authorized depositories of the Corporation, and cause to be taken and preserved proper records of all moneys disbursed; and

     (d) in general, perform all duties incident to the office of Treasurer and such other duties as are given to the Treasurer by the By-laws or as may be assigned to him or her by the Chairman of the Board, the President, the Chief Financial Officer, or the Board of Directors.


     SECTION 3.16. Assistant Treasurers. Each Assistant Treasurer shall assist the Treasurer in his or her duties, and shall perform such other duties as the Board of Directors may from time to time prescribe or the Chairman of the Board, the President or the Chief Financial Officer may from time to time delegate. At the request of the Treasurer, any Assistant Treasurer may temporarily act in the Treasurer's place in performing part or all of the duties of the Treasurer. In the case of the death of the Treasurer, or in the case of the Treasurer's absence or inability to act without having designated an Assistant Treasurer to act in his or her place, the Assistant Treasurer who is to perform the duties of the Treasurer shall be designated by the Chairman of the Board, the President or the Board of Directors.


     SECTION  3.17.   Chief  Accounting   Officer.  The     Chief
Accounting Officer shall:

     (a) keep full and accurate accounts of all assets, liabilities, commitments, revenues, costs and expenses, and other financial transactions of the Corporation in books belonging to the Corporation, and conform them to sound accounting principles with adequate internal control;

     (b) cause regular audits of these books and records to be made;

     (c) see  that all  expenditures are  made in accordance with
procedures  duly   established,  from   time  to   time,  by  the
Corporation;

     (d) render financial statements upon the request of the Board of Directors, and a full financial report prior to the annual meeting of shareholders, as well as such other financial statements as are required by law or regulation; and

     (e) in general, perform all the duties ordinarily connected with the office of Chief Accounting Officer and such other duties as may be assigned to him or her by the Chairman of the Board, the President, the Chief Financial Officer, or the Board of Directors.


     SECTION 3.18.  General Counsel.   The Board of Directors may
appoint a general counsel who shall have general control of all matters of legal import concerning the Corporation.


     SECTION 3.19. Other Officers or Agents. Any other officers or agents elected or appointed pursuant to Section 3.2 shall have such duties and responsibilities as may be fixed from time to time by the By-laws or as may be assigned to them by the Chairman of the Board, the President or the Board of Directors.


     SECTION 3.20.  Compensation.   The compensation of executive
officers of the Corporation shall be fixed from time to time by the Compensation Committee established pursuant to Section 2.10.
Unless  the   Board  of  Directors  by  resolution  shall  direct
otherwise, the Salary Committee shall have the power to fix the compensation of employees who are not executive officers of the Corporation. No employee shall be prevented from receiving such compensation by reason of being a director of the Corporation.


     SECTION 3.21. Surety Bonds. In case the Board of Directors shall so require, any officer or agent of the Corporation shall execute to the Corporation a bond in such sum and with such surety or sureties as the Board of Directors may direct, conditioned upon the faithful performance of his or her duties to the Corporation, including responsibility for negligence and for the accounting of all property, funds or securities of the Corporation which the officer or agent may handle.


                           ARTICLE IV

     Execution of Instruments and Deposit of Corporate Funds

     SECTION 4.0. Execution of Instruments Generally. All deeds, contracts, and other instruments requiring execution by the Corporation may be signed by the Chairman of the Board, the President or any Vice President. Authority to sign any deed, contract, or other instrument requiring execution by the Corporation may be conferred by the Board of Directors upon any person or persons whether or not such person or persons be officers of the Corporation. Such person or persons may delegate, from time to time, by instrument in writing, all or any part of such authority to any other person or persons if authorized so to do by the Board of Directors.


     SECTION 4.1. Notes, Checks, Other Instruments. All notes, drafts, acceptances, checks, endorsements, and all evidences of indebtedness of the Corporation whatsoever, shall be signed by such officer or officers or such agent or agents of the Corporation and in such manner as the Board of Directors from time to time may determine. Endorsements for deposit to the credit of the Corporation in any of its duly authorized depositories shall be made in such manner as the Board of Directors from time to time may determine.


     SECTION 4.2. Proxies. Proxies to vote with respect to shares of other corporations owned by or standing in the name of the Corporation may be executed and delivered from time to time on behalf of the Corporation by the Chairman of the Board, the President or a Vice President or by any other person or persons thereunto authorized by the Board of Directors.


                            ARTICLE V

                             Shares

     SECTION 5.0.   Certificates  for Shares.   Every  holder  of
shares in the Corporation shall be entitled to have a certificate evidencing the shares owned by the shareholder, signed in the name of  the Corporation by the Chairman of the Board, the President
or a Vice President and the Secretary or an Assistant Secretary,
certifying the number of shares  owned   by  the   shareholder  in
the  Corporation.  The signatures of  the  Chairman of the Board, the President, Vice President, Secretary, and Assistant Secretary, the signature of the transfer agent and registrar, and the
Seal of the Corporation may be facsimiles. In case any officer or employee who shall have signed, or whose facsimile signature or signatures shall have been used on, any certificate shall cease to be an officer or employee of the Corporation before the certificate shall have been issued and delivered by the Corporation, the certificate may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed the certificate or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or employee of the Corporation; and the  issuance and  delivery by  the Corporation
of any  such certificate  shall   constitute  an   adoption   thereof.
Every certificate shall state on its face the name of the Corporation and that it is organized under the laws of the State of Indiana, the name  of the  person to whom it is issued, and the number and class of shares and the designation of the series, if any, the certificate represents, and shall state conspicuously on its front or  back that the Corporation will furnish the shareholder, upon written  request  and  without  charge,  a  summary  of  the
designations,  relative   rights,  preferences   and  limitations
applicable  to   each  class   and  the   variations  in  rights,
preferences and limitations determined for each series (and the authority of the Board of Directors to determine variations for future series). Every certificate shall state whether such shares have been fully paid and are nonassessable. If any such shares are not fully paid, the certificate shall be legibly stamped to indicate the percentum which has been paid up, and as further payments are made thereon, the certificate shall be stamped accordingly. Subject to the foregoing provisions, certificates representing shares in the Corporation shall be in such form as shall be approved by the Board of Directors. There shall be entered upon the stock books of the Corporation at the time of the issuance or transfer of each share the number of the certificates representing such share, the name of the person owning the shares represented thereby, the class of such share and the date of the issuance or transfer thereof.


     SECTION 5.1. Transfer of Shares. Transfer of shares of the Corporation shall be made on the books of the Corporation by the holder of record thereof, or by the shareholder's attorney thereunto duly authorized in writing and filed with the Secretary of the Corporation or any of its transfer agents, and on surrender of the certificate or certificates representing such shares. The Corporation and its transfer agents and registrars, shall be entitled to treat the holder of record of any share or
shares  the   absolute  owner   thereof  for  all  purposes,  and
accordingly shall not be bound to recognize any legal, equitable or other claim to or interest in such share or shares on the part of any other person whether or not it or they shall have express or other notice thereof, except as otherwise expressly provided by the statutes of the State of Indiana. Shareholders shall notify the Corporation in writing of any changes in their addresses from time to time.


     SECTION 5.2.  Regulations. Subject to the provisions of this
Article V the Board of Directors may make such rules and regulations as it may deem expedient concerning the issuance, transfer and regulation of certificates for shares of the Corporation.


     SECTION 5.3. Transfer Agents and Registrars. The Board of Directors may appoint one or more transfer agents, one or more registrars, and one or more agents to act in the dual capacity of transfer agent and registrar with respect to the certificates representing shares of the Corporation.


     SECTION 5.4. Lost or Destroyed Certificates. The holders of any shares of the Corporation shall immediately notify the Corporation or one of its transfer agents and registrars of any loss or destruction of the certificate representing the same. The Corporation may issue a new certificate in the place of any certificate theretofore issued by it alleged to have been lost or destroyed upon such terms and under such regulations as may be adopted by the Board of Directors, and the Board of Directors may require the owner of the lost or destroyed certificate or the owners legal representatives to give the Corporation a bond in such form and for such amount as the Board of Directors may direct, and with such surety or sureties as may be satisfactory to the Board of Directors to indemnify the Corporation and its transfer agents and registrars against any claim that may be made against it or any such transfer agent or registrar on account of the alleged loss or destruction of any such certificate or the issuance of such new certificate. A new certificate may be issued without requiring any bond when, in the judgment of the Board of Directors, it is proper so to do.


     SECTION 5.5.  Redemption of Shares Acquired in Control Share
Acquisitions. Any  or all  control shares  acquired in  a control
share  acquisition   shall  be   subject  to  redemption  by  the
Corporation, if either:

     (a) No acquiring person statement has been filed with the Corporation with respect to the control share acquisition, or

     (b) The control shares are not accorded full voting rights by the Corporation's shareholders as provided in IC 23-1-42-9.

     A redemption pursuant to Section 5.5(a) may be made at any time during the period ending sixty (60) days after the date of the last acquisition of control shares by the acquiring person. A redemption pursuant to Section 5.5(b) may be made at any time during the period ending two (2) years after the date of the shareholder vote with respect to the voting rights of the control shares in question. Any redemption pursuant to this Section 5.5 shall be made at the fair value of the control shares and pursuant to such procedures for the redemption as may be set forth in these By-laws or adopted by resolution of the Board of Directors.

     As used  in this  Section 5.5,  the terms  "control shares,"
"control share acquisition," "acquiring person statement" and "acquiring person" shall have the meanings ascribed to them in IC
23-1-42.


                           ARTICLE VI

                          Miscellaneous

     SECTION 6.0. Corporate Seal. The Seal of the Corporation shall consist of a circular disk around the circumference of which shall appear the words:

         "ELI LILLY AND COMPANY, INDIANAPOLIS, INDIANA"


               and across the center thereof the words:

              "Established 1876 Incorporated 1901".


     SECTION 6.1. Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January in each year and shall end on the thirty-first day of the following December.


     SECTION 6.2. Amendment of By-laws. These By-laws may be amended or repealed and new By-laws may be adopted by the affirmative vote of at least a majority of the actual number of directors elected and qualified at any regular or special meeting of the Board of Directors, provided that the notice or waiver of notice of such meeting states in effect that consideration is to be given at such meeting to the amendment or repeal of the By-laws or the adoption of new By-laws and; provided further that no provision of these By-laws incorporating a provision of Articles 9 or 13 of the Articles of Incorporation may be amended except in a manner consistent with those Articles as they may be amended in compliance with the requirements stated therein.


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